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                                    SKYLINE FUNDS

                                SMALL CAP CONTRARIAN
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                                     APPLICATION


THIS APPLICATION IS TO:

/ /  Establish a new account
/ /  Change an existing account

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SKYLINE FUNDS ACCOUNT NUMBER

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     MAILING INSTRUCTIONS
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Regular Delivery:

Mutual Fund Services
Attn:  Skyline Funds
Firstar Trust Company
P.O. Box 701
Milwaukee, WI 53201-0701

Overnight Express:

Mutual Fund Services
Attn:  Skyline Funds
Firstar Trust Company
615 E. Michigan Street, Third Floor
Milwaukee, WI 53202-5207


IF YOU HAVE ANY QUESTIONS, PLEASE CALL SKYLINE FUNDS AT 800-458-5222.


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     ACCOUNT REGISTRATION
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Check type of account and complete all information.  Unless otherwise indicated, each account with multiple owners is deemed to be held in joint tenancy with right of survivorship except where this form of ownership is not recognized under applicable local law.

DO NOT USE THIS APPLICATION FOR IRA ACCOUNTS

     TAX IDENTIFICATION NUMBER


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     SOCIAL SECURITY NUMBER OR EMPLOYER NUMBER
     (USE MINOR'S SOCIAL SECURITY NUMBER FOR TRANSFER/GIFT TO MINORS)

/ /  INDIVIDUAL OR JOINT ACCOUNT


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     INDIVIDUAL OWNER'S FULL NAME


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     JOINT TENANT'S FULL NAME

/ /  TRANSFER TO A MINOR

                                                                as custodian for
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     CUSTODIAN'S NAME (ONE NAME ONLY)

                                                                 under the
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     MINOR'S NAME

                                             Uniform Transfer/Gift to Minors Act
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     STATE


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     MINOR'S DATE OF BIRTH

/ /  TRUST OR ORGANIZATION


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     NAME OF TRUST OR ORGANIZATION                             DATE OF TRUST


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     NAME OF TRUSTEE(S)


Type:     / /  Trust              / /  Corporation              / /  Partnership
          / /  Other (please specify)
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     ADDRESS
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ADDRESS


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CITY/STATE/ZIP

(            )
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DAYTIME PHONE

(            )
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EVENING PHONE

U.S. Citizen        / /  Yes       / /  No


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     INITIAL INVESTMENT
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Initial investment by check only.  Make check payable to Skyline Small Cap
Contrarian. Please be sure to read the prospectus for Skyline Small Cap Contrarian.


Initial investment of  $
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                                             $1,000 MINIMUM


Skyline Small Cap Contrarian (024)




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     DISTRIBUTION OPTION
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Your distributions will be reinvested in additional shares of the Fund unless the following boxes are checked.  Please mail me a check for each:

/ /  Dividend                 / /  Capital gain distribution




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     EXCHANGE PRIVILEGE
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Exchange privilege is AUTOMATIC unless checked below.  Exchanges may only be made to identically registered accounts. (Skyline Funds reserve the right to record all exchange requests and the exchange privilege may be changed or withdrawn by Skyline at any time.)


/ /  I DO NOT AUTHORIZE TELEPHONE EXCHANGES

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ATTACH VOIDED CHECK OR WITHDRAWAL SLIP HERE


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     AUTOMATIC INVESTMENT PLAN
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You can purchase shares regularly by requesting electronic transfer of money from your checking, NOW or savings account to your Skyline Funds account. Investments will be made on the 5th, or 15th, or 25th of the month, or the following business day.

                                      GUIDELINES

-    Your bank must be a member of the Automated Clearing House (ACH).

- If the transfer is from a checking account, THIS APPLICATION MUST BE ACCOMPANIED BY A VOIDED CHECK.

- If the transfer is from a savings account, THIS APPLICATION MUST BE ACCOMPANIED BY A WITHDRAWAL SLIP including your financial institution's nine digit routing number.

-    Please allow 15 business days prior to the next transaction.

- Your Skyline Funds account must be established with a $1,000 minimum balance before your first scheduled investment under the Plan goes into effect.

-    The minimum monthly investment under the Plan is $50.

- If an automatic purchase cannot be made due to insufficient funds or any other reason, a $20 service fee will be assessed.

- The Plan will be terminated upon redemption, including redemption by exchange, of all shares.

-    Termination or changes MUST BE IN WRITING to Firstar Trust Company.


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     TELEPHONE REDEMPTION
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You can redeem shares in your Skyline Funds account by telephone.  All redemption proceeds will be sent to the address below:

/ / Payment to be made to my address of record, or / / Payment to my brokerage account listed below, or / / Payment to my financial institution listed below


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BANK NAME/ACCOUNT #                                        BANK ABA ROUTING NO.


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BROKERAGE FIRM (if applicable)                                      ACCOUNT NO.


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ADDRESS


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CITY/STATE/ZIP


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     DUPLICATE STATEMENT
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INVESTMENT ADVISOR#                    RR#


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FIRM NAME                              ADVISOR NAME


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ADDRESS


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CITY/STATE/ZIP

(            )                         (            )
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PHONE                                  FAX


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AUTHORIZED SIGNATURE


Are you a broker dealer?           / /  Yes  / /  No
If yes, please provide broker dealer name
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Regular investments made on   / /  5th, or   / /  15th, or   / /  25th
of $
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                                     $50 MINIMUM

/ /  Checking or NOW Account                           / /  Savings Account


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CHECKING/NOW OR SAVINGS ACCOUNT NUMBER


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NAME(S) ON ACCOUNT


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NAME OF BANK (MUST BE A MEMBER OF AUTOMATED CLEARING HOUSE - ACH)


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BANK ADDRESS


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CITY/STATE/ZIP


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SIGNATURE OF JOINT OWNER OF ACCOUNT (IF ANY)

I (we) authorize you via the ACH Network to honor all debit entries initiated by me (us) from time to time through Mellon Bank on behalf of Firstar Trust Company. All such debits are subject to sufficient collected funds in my (our) account to pay the debit when presented. I (we) agree that your treatment of each entry, and your rights to respect it, shall be the same as if it were signed personally by me (or either of us). I (we) further agree that if any such entries are dishonored with good and sufficient cause, you shall be under no liability whatsoever.


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     SHAREHOLDER AUTHORIZATION
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Please establish a shareholder account in accordance with the instructions on this application. I (we) certify that I am (we are) of legal age and have received and read the prospectus and agree to its terms. APPLICATIONS WHICH ARE NOT SIGNED OR FULLY COMPLETED WILL BE REJECTED. This application may be used to open new account(s) or to revise existing account(s).

I (we) understand that the Exchange Privilege will apply to my (our) account unless I (we) have specifically declined the privilege. I (we) understand that by signing this application, unless the Privilege is declined, I (we) agree that neither the Funds nor their Transfer Agent, agents, officers, trustees, or employees will be liable for any loss, liability, cost or expense for acting on instructions given under the Privilege, placing the risk of any loss on me (us). See "How to Redeem Shares--By Exchange" in the prospectus.

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/ /  SELECT ONLY IF YOU ARE PARTICIPATING IN THE AUTOMATIC INVESTMENT PLAN

     I (we) have read and understand the guidelines for Skyline Funds
     Automatic Investment Plan. I (we) also understand that the Plan may be terminated or modified at any time without notice by Skyline Funds or Firstar Trust Company.
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UNDER PENALTIES OF PERJURY, THE UNDERSIGNED HEREBY CERTIFY (1) THAT THE SOCIAL
SECURITY NUMBER GIVEN IS CORRECT AND (2) THAT THE ACCOUNT OWNER(S) IS (ARE) NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) THE UNDERSIGNED HAVE NOT BEEN NOTIFIED OF BEING SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (B) THE I.R.S. HAS PROVIDED NOTIFICATION THAT THE ACCOUNT OWNER(S) IS (ARE) NO LONGER SUBJECT TO BACKUP WITHHOLDING. (CROSS OUT
(2) IF IT IS NOT CORRECT.)

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.


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SIGNATURE (OWNER, TRUSTEE)                             DATE


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SIGNATURE (JOINT OWNER, CO-TRUSTEE)                    DATE


                                             Distributor: Funds Distributor Inc.
                                                                           12/97